UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2014

RESOLUTE ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34464	27-0659371
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1675 Broadway, Suite 1950 Denver, CO	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 303-534-4600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 25, 2014, the Board of Directors (the “Board”) of Resolute Energy Corporation (the “Company”) appointed William K. White as a Class I director of the Company, effective April 28, 2014.

Mr. White, a retired oil and gas executive, has been an Independent Director of the General Partner of Eagle Rock Partners, L.P. since October 2006, and currently serves as Chairman of the Audit Committee, serving as the Audit Committee financial expert, and as a member of the Compensation Committee. Since December 2012, Mr. White has also served as an Independent Director on the Board of NGP Capital Resources Company, and serves on the Audit, Compensation and Governance committees. From May 2005 to September 2007, he served as an Independent Director and member of the Audit and Compensation committees of the Board of Directors of Teton Energy Corporation. Mr. White served as an Independent Director, Audit Committee Chairman and member of the Compensation Committee of CRC-Evans International, Inc., an affiliate of a portfolio company of Natural Gas Partners, from July 2008 until December 2008. CRC-Evans was subsequently sold. From September 1996 to November 2002, Mr. White was Vice President, Finance and Administration and Chief Financial Officer for Pure Resources, Inc., a successor to Titan Exploration, Inc. During his career, Mr. White served as Vice President, Finance for Mitchell Energy & Development Corp., as Senior Vice President, Finance and Administration for Ensource Inc. and as Senior Vice President, Finance and a Director for Eastex Energy, Inc. He completed a commercial banking career in 1978 as Senior Vice President and head of the U.S. Corporate Banking Division of Bank of the Southwest, Houston, Texas. He attended the United States Air Force Academy in Colorado Springs, Colorado, the University of Missouri in Columbia, Missouri, and, in 1966, received a BS in Business Administration from The Defiance College in Defiance, Ohio.

There is no arrangement or understanding between Mr. White and any other person pursuant to which he was selected to serve as a director. Additionally, there are no transactions involving the Company and Mr. White that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

Mr. White will receive equity and cash compensation in accordance with the Company’s standard director compensation arrangements as described in its 2014 Proxy Statement, dated and filed with the Securities and Exchange Commission on April 24, 2014.

Also, Richard Covington informed the Resolute Board of Directors on April 21, 2014 that he would not stand for re-election when his current term ends at the 2014 annual meeting of stockholders scheduled for May 27, 2014, due to increasing business commitments and obligations associated with his position at Natural Gas Partners. Mr. Covington’s decision not to stand for re-election is not due to any disagreement with the Company on any matter related to the Company’s operations, policies or practices.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 25, 2014

RESOLUTE ENERGY CORPORATION

By:	/s/ James M. Piccone
James M. Piccone
President